CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Bond Fund (a fund comprising the John Hancock Sovereign Bond Trust) in the John Hancock Income Funds Prospectus and "Independent Auditors" in the John Hancock Bond Fund Class A, Class B and Class C Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 47 to the Registration Statement (Form N-1A No. 2-48925) of our reports dated July 7, 1999 on the financial statements and financial highlights of John Hancock Sovereign Bond Fund.


                                                     /s/Ernst & Young LLP
                                                     --------------------
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
September 23, 1999